UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2019

SAIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49983	48-1229851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 Johns Creek Parkway, Suite 400, Johns Creek, GA	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 232-5067

No Changes.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SAIA	The Nasdaq Global Select Market

Item 1.01	Entry into a Material Definitive Agreement

The Board of Directors (“Board”) of Saia, Inc. (the “Company”) has appointed Robert S. Chambers, as the Vice President of Finance and Chief Financial Officer of the Company effective May 6, 2019.

Executive Severance Agreement

On May 6, 2019, the Company entered into an Executive Severance Agreement with Mr. Chambers.  The Executive Severance Agreement provides that in the event of a “Change of Control” of the Company followed within two years by (i) the termination of Mr. Chambers’ employment for any reason other than death, disability, retirement or “cause” or (ii) the resignation of Mr. Chambers due to an adverse change in title, authority or duties, a transfer to a new location, a reduction in salary, or a reduction in fringe benefits or annual bonus below a level consistent with the Company’s practice prior to the Change of Control, then Mr. Chambers will (i) be paid a lump sum cash amount equal to the sum of two times his highest compensation (salary plus bonus) for any consecutive 12 month period within the previous three years; and (ii) remain eligible for coverage under applicable medical, life insurance and long-term disability plans for two years following termination.

Any payment or benefit received or deemed received by Mr. Chambers under the Executive Severance Agreement that triggers the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended (“Code”) or any similar tax imposed by state or local law (including interest or penalties with respect to such taxes) (collectively, “Excise Tax”), will be either (i) reduced to the minimum extent necessary to ensure that no portion of the payment or benefit is subject to the Excise Tax (that amount, the “Reduced Amount”) or (ii) payable in full if his receipt on an after-tax basis of the full amount of payments and benefits (after taking into account the applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax)) would result in Mr. Chambers receiving an amount greater than the Reduced Amount.  The payments or benefits will be reduced in a manner that maximizes his economic position.

For the purpose of the Executive Severance Agreement, a “Change of Control” will be deemed to have taken place if: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, purchases or otherwise acquires shares of the Company and as a result thereof becomes the beneficial owner of shares of the Company having 20 percent or more of the total number of votes that may be cast for election of directors of the Company; or (ii) as the result of, or in connection with any cash tender or exchange offer, merger or other business combination, or contested election, or any combination of the foregoing transactions, the directors then serving on the Board cease to constitute a majority of the Board of the Company or any successor to the Company.

Severance Agreement

On May 6, 2019, the Company also entered into a Severance Agreement with Mr. Chambers.  The Restricted Stock Agreement described below contains non-competition and employee and customer non-solicitation provisions, as well as provisions designed to protect Saia’s intellectual property, in consideration of receiving the restricted stock award. To provide an additional incentive for Mr. Chambers to agree to the restrictive covenants, the Company entered into the Severance Agreement that generally provides for severance payments equal to base salary over the non-compete period in the event Mr. Chambers’ employment is involuntarily terminated without cause as defined in the agreement. To receive the severance payments, Mr. Chambers must sign a general release of claims against the Company and must comply with his obligations under any other agreement with the Company, including the restrictive covenants in the Restricted Stock Agreement.

Restricted Stock Agreement

On May 6, 2019, the Company entered into a Restricted Stock Agreement with Mr. Chambers under the Saia, Inc. 2018 Omnibus Incentive Plan (“Restricted Stock Agreement”).  The Restricted Stock Agreement provides for the award of 6,531 shares of the Company’s common stock.  The restricted stock award will vest 25 percent on each of May 6, 2022 and May 6, 2023 with the remaining 50 percent vesting on May 6, 2024.  The restricted stock award will immediately vest upon a Change of Control.  The restricted stock award is conditioned upon Mr. Chambers’ compliance with the non-disclosure, non-competition and employee and customer non-solicitation provisions of the Restricted Stock Agreement.

The foregoing description of the Executive Severance Agreement, Severance Agreement and the Restricted Stock Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each agreement, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.  A copy of the press release announcing Mr. Chambers’ appointment is attached hereto as Exhibit 99.1.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of the Company has appointed Robert S. Chambers, 36, as the Vice President of Finance and Chief Financial Officer of the Company effective May 6, 2019.  Mr. Chambers is replacing Frederick J. Holzgrefe, III who will continue in his role as Saia’s President and Chief Operating Officer.

Prior to Mr. Chambers’ employment with the Company, Mr. Chambers was employed by Americold Logistics LLC, in Atlanta, GA, where he served as Vice President of Commercial Finance from 2013 to April 2019.  Prior to that, Mr. Chambers served in financial leadership roles with CEVA Logistics following a tenure at KPMG.  Mr. Chambers holds a bachelor’s degree in business administration and a Masters of Accountancy from Stetson University.

There is no arrangement or understanding between Mr. Chambers and any other person pursuant to which he is being appointed as Vice President of Finance and Chief Financial Officer.  There are no family relationships between Mr. Chambers and any director or executive officer of the Company and there are no relationships or related transactions between Mr. Chambers and the Company that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Chambers’ appointment as Vice President of Finance and Chief Financial Officer, Mr. Chambers will be entitled to compensation on the following terms:

•	an annual base salary of $375,000;
•	a sign-on bonus of $175,000 subject to clawback provisions if Mr. Chambers’ employment is terminated prior to December 31, 2019 by the Company for cause or by Mr. Chambers for any reason;
•

participation in the Company’s annual incentive plan, with the current target bonus set at 60 percent of Mr. Chambers’ base salary and a maximum incentive payment of 120 percent of Mr. Chambers’ base salary;

•	a grant of 6,531 restricted shares of the Company’s common stock that vest over five years as described in Item 1.01 above;
•

participation starting in 2020 in the Company’s long-term equity incentive plan with a target award of 100 percent of Mr. Chambers’ base salary comprised of the same mix of awards as other executive officers of the Company (currently 50 percent of the long-term incentive opportunity awarded as performance stock units, 25 percent awarded as restricted stock and 25 percent awarded as stock options);

•	long-term equity incentive compensation will be subject to determination by the Compensation Committee of the Company’s Board;
•	severance benefits as described in Item 1.01 above; and
•	participation in the employee benefit programs generally made available to the Company’s senior executives.

Item 9.01Financial Statements and Exhibits

10.1	Executive Severance Agreement between Robert S. Chambers, and Saia, Inc. dated as of May 6, 2019.
10.2	Severance Agreement between Robert S. Chambers, and Saia, Inc. dated as of May 6, 2019.
10.3	Restricted Stock Agreement under the Saia, Inc. 2018 Omnibus Incentive Plan between Robert S. Chambers, and Saia, Inc. dated as of May 6, 2019.

99.1Press release of Saia, Inc. dated May 6, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAIA, INC.

Date: May 6, 2019	/s/ Stephanie R. Maschmeier
Stephanie R. Maschmeier
Controller and Principal Accounting Officer